Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

UNIFIED WESTERN GROCERS, INC.

The undersigned certify that:

1. They are the President and the Secretary, respectively, of Unified Western Grocers, Inc., a California Corporation.

2. The Articles of Incorporation of this corporation are amended and restated in full to read as set forth in Appendix A hereto, which is incorporated herein by this reference.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was one hundred sixty-five thousand two hundred (165,200) Class A Shares. The number of Class A Shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: February 18, 2008

/s/ Alfred A. Plamann
Alfred A. Plamann, President

/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr., Secretary

Appendix A

Amended and Restated Articles of Incorporation of Unified Western Grocers, Inc.

FIRST: That the name of the corporation shall be “Unified Grocers, Inc.”

SECOND: That the purposes for which it is formed are as follows:

(a) For the purpose of, and to facilitate, collective buying, in quantities, of goods, wares, and merchandise at the lowest possible price with the intent and power to resell the same to its stockholders, members, and to other persons, for the purpose of manufacturing hereinafter named commodities resell the same.

(b) Also, for the purpose of carrying on and conducting the business of either a wholesale or retail grocer and generally to engage in the buying and the selling at wholesale or retail prices, of goods, wares, merchandise, groceries, fresh meats, cured meats, provisions, food stuffs, tobacco in any form, cereals, hay, grain, products of the soil, canned goods of all varieties, and, only to the extent allowed by United States of America, State and City laws and ordinances, to buy, sell, or store either nonintoxicating or intoxicating beverages.

(c) Also, for the purpose of enjoying the power to own, lease, possess, use, occupy, and maintain grocery stores, warehouses, terminal facilities, real property, or chattels for the delivery, reception, storage, or shipment of the above described commodities, as well as for the sale thereof either in wholesale or retail quantities either within the State of California, or in any other state, or within any territory.

(d) Also, for the purpose of collective, or corporate, advertising for the purpose of furthering the business of its stockholders in the retail and wholesale grocery business.

(e) Also, for the purpose of enjoying the power to own, hold, possess, and deal in the stocks, bonds, securities, and other evidences of indebtedness of other corporations, or trusts, or associations engaged in the same or similar line of business as this corporation either within the State of California, or within any other state, or within any territory.

(f) Also, for the purpose of enjoying the power to create lawful indebtedness, in the proper form or forms, which may become necessary to the welfare of the corporation.

(g) Also, for the purpose of acquiring, disposing of, manufacturing, owning, investing in, holding, encumbering, using, leasing or otherwise dealing in or with any property, real or personal, tangible or intangible, of any kind whatever.

(h) Also, to engage in any one or more businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to those described in clauses (a) through (h) of this Article.

(i) Also, to act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

(j) To do business anywhere in the world.

(k) To have and to exercise all the rights and powers that are now or may hereafter be granted to a corporation by law.

The above purpose clauses are not limited by reference to or inference from one another. Each clause is to be construed as a separate statement conferring independent purposes and powers on the corporation.

THIRD: That the county in the State of California where the principal office for the transaction of business of the corporation is to be located is the County of Los Angeles.

FOURTH: That the corporate existence of this corporation shall continue perpetually unless otherwise expressly provided by law.

FIFTH: The number of directors of this corporation shall be not less than fifteen (15) nor more than twenty four (24), with the exact number of directors to be fixed within such limits, by approval of the Board of Directors. The holders of Class A Shares, voting as a class, shall be entitled to elect 80% of the number of authorized directors so fixed (round up to the whole number). The holders of Class B Shares, voting as a class, shall be entitled to elect the remaining number of directors so fixed. If there are no Class B Shares issued and outstanding, then the holders of Class A Shares shall be entitled to elect all authorized directors so fixed.

SIXTH: (a) This corporation is authorized to issue four classes of shares, all without par value, to be designated “Class A Shares,” “Class B Shares,” “Class C Shares,” and “Class E Shares,” respectively. The total number of Class A Shares which this corporation is authorized to issue is five hundred thousand (500,000); the total number of Class B Shares which this corporation is authorized to issue is two million (2,000,000); the total number of Class C Shares which this corporation is authorized to issue is twenty four (24); and the total number of Class E Shares which this corporation is authorized to issue is two million (2,000,000).

(b) The rights, preferences, privileges and restrictions granted to or imposed upon the Class A Shares are as follows:

(1) The Class A Shares of this corporation shall be issued only to, and may be held only by, “member-patrons” of this corporation as that term is defined in the bylaws of this corporation.

(2) It being the intent and purpose of this corporation to limit ownership of its Class A Shares to qualified and active member-patrons as defined in the bylaws, the Class A Shares may not be transferred except to the corporation or except with the consent of the corporation to a transferee approved by the corporation, in accordance with and subject to the bylaws of the corporation.

(3) Except as otherwise expressly provided in these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of the Class A Shares shall have exclusive voting rights and powers, including the exclusive right to notice of shareholders’ meetings.

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Class B Shares are as follows:

(1) Except as otherwise expressly provided by these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of Class B Shares shall have no voting rights.

(2) The corporation, at the option of the Board of Directors, may at any time or from time to time redeem any outstanding Class B Shares that:

(A) Are held by other than a qualified and active member-patron of this corporation as that term is defined in the bylaws; or

(B) Have been declared by the Board of Directors to be “Excess Class B Shares” as that term is defined in the bylaws.

(3) Such redemption shall be accomplished by the corporation’s giving a notice of redemption, as hereafter described, and by paying the redemption price for such shares.

(A) The redemption price for shares held by other than a qualified and active member-patron of this corporation as that term is defined in the bylaws, shall be the greater of:

(i) One cent ($0.01) per share, or

(ii) An amount which is calculated by (x) multiplying the number of shares to be repurchased by the book value per share as of the close of the corporation’s fiscal year last ended prior to the date on which the holder ceases to be a qualified and active member, as conclusively determined by the board of directors, provided that with respect to terminations of membership occurring during the first full year following the effective date of the Merger between United Grocers, Inc. and a wholly-owned subsidiary of the Corporation (the “Merger”) the book value shall be determined as of the year end immediately preceding the effective date of the Merger, and (y) subtracting from the amount computed in clause (x) the amounts of any and all indebtedness that may be owing the corporation or any of its subsidiaries by either the holder or the member from whom the holder has acquired said shares if such acquisition was without the written consent of the corporation.

(B) The redemption price of Excess Class B Shares, other than on termination of membership, and provided the member is in good standing, is not in default or delinquent in any obligation to the Corporation or any of its subsidiaries and there exists no grounds for termination of membership and provided further that prior to the payment for said shares neither the member nor the Corporation shall have terminated such membership, shall be the greater of:

(i) one cent ($0.01) per share, or

(ii) during the period prior to the end of the third full fiscal year of the Corporation following the Merger at the option of the member made in writing at the time such shares are tendered for redemption, either: (x) an amount which is equal to the book value of said shares as of the close of the fiscal year prior to the effective date of the Merger, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; or (y) an amount which is equal to the book value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; provided that no redemption pursuant to subparagraph (y) shall be made until after the end of the third full fiscal year of the Corporation following the effective date of the Merger.

(iii) during the period following the end of the third full fiscal year of the Corporation following the effective date of the Merger, or during the period subsequent to the date of the filing of this amendment with the Secretary of State of the State of California if the Merger does not occur, an amount which is equal to the book value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries.

(4) The notice of redemption called for above shall be given, in writing, to each holder(s) of record, or his designate, of the Class B Shares to be redeemed by personal delivery or mail, postage prepaid, to the last-known address of the holder as shown on the records of the corporation. On or before the date fixed for such redemption, each holder, or his designate if in possession of the certificates, of any Class B Shares called for redemption shall surrender the certificate or certificates for such share or shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given and if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then all rights with respect to such Class B Share or Shares so called for redemption, whether or not surrendered, shall terminate except for the rights of the holders to receive the redemption price, without interest, upon surrender of the certificate or certificates therefor.

(5) Without prejudice to the foregoing, if, on, after, or prior to any date fixed for any such redemption of any Class B Share or Shares this corporation deposits with any bank or trust company in the City of Los Angeles, State of California, as a trust fund, a sum sufficient to redeem on the date fixed for redemption thereof, the Class B Share or Shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by this corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the Class B Share or Shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the Class B Share or Shares so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment of the Class B Share or Shares to the holders thereof and from and after the date of the deposit such Class B Share or Shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such Class B Share or Shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such Class B Share or Shares without interest, upon the surrender of their certificates therefor.

(d) The rights, preferences, privileges and restrictions granted to or imposed upon the Class C Shares are as follows:

(1) Except as otherwise expressly provided by these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of Class C Shares shall have no voting rights.

(2) In the event of a voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of Class C Shares shall not be entitled to receive, with respect to such shares, more than Ten Dollars ($10.00) per share.

(e) The rights, preferences, privileges and restrictions granted to or imposed upon the Class E Shares are as follows:

(1) Except as otherwise expressly provided by these Articles of Incorporation or expressly required by the California General Corporation Law, the holders of Class E Shares shall have no voting rights.

(2) In the event of a voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of Class E Shares shall not be entitled to receive, with respect to such shares, more than One Hundred Dollars ($100.00) per share.

(3) The corporation, at the option of the Board of Directors, may at any time or from time to time redeem any outstanding Class E Shares that are held by other than a qualified and active member-patron of this corporation as that term is defined in the bylaws.

(4) Such redemption shall be accomplished by the corporation’s giving a notice of redemption, as hereafter described, and by paying the redemption price for such shares.

(A) The redemption price for shares held by other than a qualified and active member-patron of this corporation, as that term is defined in the bylaws, shall be $100.00 per share.

(B) The notice of redemption called for above shall be given, in writing, to each holder(s) of record, or his designate, of the Class E Shares to be redeemed by personal delivery or mail, postage prepaid, to the last-known address of the holder as shown on the records of the corporation. On or before the date fixed for such redemption, each holder, or his designate if in possession of the certificates, of any Class E Shares called for redemption shall surrender the certificate or certificates for such share or shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given and if on the date fixed for redemption, funds necessary for the redemption shall be available therefor, then all rights with respect to such Class E Share or Shares so called for redemption, whether or not surrendered, shall terminate except for the rights of the holders to receive the redemption price, without interest, upon surrender of the certificate or certificates therefor.

(5) Without prejudice to the foregoing, if, on, after, or prior to any date fixed for any such redemption of any Class E Share or Shares this corporation deposits with any bank or trust company in the City of Los Angeles, State of California, as a trust fund, a sum sufficient to redeem on the date fixed for redemption thereof, the Class E Share or Shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof if such notice shall not previously have been given by this corporation, or to complete the giving of such notice if theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the Class E Share or Shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the Class E Share or Shares so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment of the Class E Share or Shares to the holders thereof and from and after the date of the deposit such Class E Share or Shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such Class E Share or Shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such Class E Share or Shares without interest, upon the surrender of their certificates therefor.

SEVENTH: (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The corporation is authorized to indemnify agents (as defined in Section 317 of the Corporations Code) of the corporation to the fullest extent permissible under California law.